Exhibit 5.1

December 1, 2023

Metros Development Co., Ltd.

Ginza Sanno Building 7F

4-10-10, Ginza, Chuo-ku

Tokyo, Japan

Re:	Metros Development Co., Ltd.

Ladies and Gentlemen:

We act as Japanese special counsel for Metros Development Co., Ltd., a corporation incorporated under the laws of Japan (the “Company”), in connection with the underwritten initial public offering and sale by the Company of certain new common shares of the Company (the “New Shares,” and the common shares of the Company in general, the “Shares”) of up to 2,156,250 Shares (including 281,250 Shares subject to the underwriters’ over-allotment option), as described in the Company’s Registration Statement on Form F-1 (File No. 333-274696) (including all exhibits thereto and as amended from time to time, the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (the “Securities Act”) . The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Boustead Securities, LLC and EF Hutton LLC (the “Underwriters”), the form of which is filed as Exhibit 1.1 to the Registration Statement. The Company is also registering (i) warrants to purchase up to 94,875 Shares to be issued to the Underwriter as additional compensation pursuant to the Underwriting Agreement (the “Representatives’ Warrants”), and (ii) up to 94,875 Shares issuable upon exercise of the Representatives’ Warrants (the “Representatives’ Warrant Shares”; collectively with the Shares and Representatives’ Warrants, the “Securities”).

For the purposes of this opinion letter, we have examined originals and/or photostatic copies of such documents as we have deemed relevant. In conducting our examination, we have assumed, without independent verification, the legitimacy of all signatures, the legal capacity of each party thereto, the authenticity of all the documents submitted to us as originals, the conformity to the originals of all the documents submitted to us, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion letter, we have assumed that the Securities will be offered in the manner and on the terms and conditions described or referred to in the Registration Statement.

This opinion letter is limited solely to the matters expressly set forth herein. Our opinions expressed herein are limited only to the laws of Japan, and we do not purport to express or imply any opinion with respect to the applicability or effect of the laws of any other jurisdiction. We express no opinion concerning, and assume no responsibility as to, laws or judicial decisions related to any United States federal laws, rules or regulations, including but not limited to any United States federal securities laws, rules or regulations, or any United States state securities or “blue sky” laws, rules or regulations.

Based upon and subject to the foregoing, and having regard to legal considerations and other information we have deemed relevant, we are of the view that (i) the New Shares have been duly and validly authorized, and that when the New Shares are issued and delivered in exchange for payment in full to the Company of all considerations required therefor, in the manner and on the terms and conditions described in the Registration Statement and in accordance with the proceedings described therein, all the New Shares will be duly and validly issued, fully paid and non-assessable and (ii) the Representatives’ Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representatives’ Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to our firm’s name under the caption “Legal Matters” in the Prospectus included in the Registration Statement and the use of this opinion letter as an exhibit to the Registration Statement. Despite such consent, we do not admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission. We consent to the reliance on this opinion by Anthony L.G., PLLC for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.2 to the Registration Statement.

Very truly yours,

/s/ Takuro Awazu
Takuro Awazu
Partner, attorney-at-law in Japan
CITY-YUWA PARTNERS